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                                                                    Exhibit 23.1

(ERNST & YOUNG LOGO)

- Praia de Botafogo, 300 - 13(degree) andar            - Fone: (55)(21)2109-1400
  22250-040 - Rio de Janeiro, RJ, Brasil                 Fax:  (55)(21)2109-1600
                                                         www.ey.com.br

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption "Experts" in this Registration Statements (Amendment # 1 to Form F-4 No. 333-138345) and the related prospectus for the registration of $500 million- 6.125% Global Notes of Petroleo Brasileiro S.A. - PETROBRAS ("Petrobras") and Pertrobras International Finance Company ("PIFCo"), and to the incorporation by reference therein of our reports dated February 17, 2006, with respect to the consolidated financial statements of Petrobras and its subsidiaries and of PIFCo and its subsidiaries included in the combined Annual Report (Form 20-F) of Petrobras and PIFCo for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG
                                   Auditores Independentes S.S.

                                      /s/ Paulo Jose Machado
                                        Paulo Jose Machado
                                             Partner

Rio de Janeiro, RJ - Brasil
December 15, 2006